SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT




 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  August 10, 1999





                               Cinergy Corp.
         (Exact name of registrant as specified in its charter)




   Delaware                   1-11377                    31-1385023
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)






                  139 East Fourth Street, Cincinnati, OH 45202
              (Address of principal executive offices) (Zip Code)





  Registrant's telephone number, including area code:  (513) 287-2644

                             ITEM 5. OTHER EVENTS.

Reference is made to the press release of Cinergy Corp., dated August 10, 1999, announcing estimated earnings impacts of extreme weather during the third quarter 1999, which is attached hereto as Exhibit 99 and incorporated herein by reference.



                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith:

        Exhibit
      Designation                       Nature of Exhibit
          99              Press release of Cinergy Corp., dated August 10, 1999.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Cinergy Corp.
                                                (Registrant)




Date:  August 10, 1999       By:           /s/Madeleine W. Ludlow
                                  --------------------------------------
                                               Madeleine W. Ludlow
                                  Vice President & Chief Finance Officer
                                                (Signature)

                                                           Exhibit 99


News contact: Steve Brash  513-287-2226 (w)  513-231-6895 (h)
             Angeline Protogere 317-838-1338(w) 317-298-3090 (h)

Investor contact:  Steve Schrader  513-287-1083

Website:  www.cinergy.com


FOR IMMEDIATE RELEASE - August 10, 1999

              CINERGY ESTIMATES EARNINGS IMPACT OF EXTREME WEATHER

CINCINNATI--Cinergy Corp. (NYSE:CIN) expects a $.36 per share reduction in July earnings related to the extreme weather conditions late in the month. While increased sales from retail operations contributed $.10 per share, or $16 million after tax, cash losses reflecting costs to serve wholesale power contracts were $.36 per share, or $57 million after-tax, and anticipated liquidated damage claims were $.10 per share, or $16 million after tax.

The extreme weather conditions required the purchase of power needed to supplement generation to meet record wholesale and retail customer demand. The anticipated liquidated damages are related to supply curtailments to eight power marketers for four-to-six hours July 30.

"We are committed to meeting all of our obligations in the market all of the time," said James E. Rogers, Cinergy vice chairman, president and chief executive officer. "In July, we faced extraordinary circumstances including record heat, record peak demands and major transmission constraints into the region. We made the decision to meet human needs and avoid the severe scenario of rotating blackouts that others experienced during the heat wave. We chose to maintain service to our customers in Ohio, Indiana and Kentucky as well as our wholesale obligations such as municipals, while curtailing service to some power trading customers."
                                     (more)

Page 2.  Cinergy estimates earnings impact of extreme weather

Conditions in Cinergy's service area included record-setting temperatures and extraordinary levels of demand. Preliminary figures indicate electric demand in the Cinergy system's tri-state service territory peaked at 10,858 megawatts July
22. On July 30 demand peaked at an estimated 10,811 megawatts. An aggressive call for voluntary conservation, including 2,600 contacts with large-volume power users as well as implementation of standard industrial interruptible contracts, reduced the potential peak by more than 600 megawatts. If not for voluntary conservation, this summer's peak on the Cinergy system would have exceeded last summer's record peak by approximately 1,000 megawatts.


Additionally the company experienced regional transmission constraints which prevented it from receiving significant amounts of prescheduled power and further limited hourly purchases from the north, east and west for both service territory and off-system obligations.

"In an embryonic, competitive market, the risks and costs of meeting unprecedented peaks are difficult to predict," said Rogers. "Volatility related to serving peak obligations should decline over time as contracts expire, customer choice is implemented, new generation is constructed in the Midwest and the market matures. Clearly our mission now is to aggressively pursue a combination of alternatives to mitigate the risk of meeting our obligations during times of 'super peaks' like we experienced in July."

This release should not be construed as imposing any duty on Cinergy to update the information set forth above.